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                                                                     EXHIBIT 3.7

            ARTICLES OF INCORPORATION OF GBC INDIA HOLDINGS INC.
                       (f/k/a GBC Export Sales Corp.)


KNOW ALL MEN BY THESE PRESENTS:

         That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under the General Corporation Law of the State of Nevada as approved March 21, 1925, and all acts amendatory thereof or in addition thereto, and to that end we do hereby certify that:

         1st.  The name of the Corporation is GBC EXPORT SALES CORP.

         2nd. The location of the principal office of the Corporation within the State of Nevada is 502 East John Street, Carson City, Nevada, and the resident agent in charge of said office is United States Corporation Company.

         3rd. The Corporation may engage in any lawful activity, without limitation. In furtherance of this purpose, and without limiting the scope of generality thereof, in any way, it is hereby provided that the nature of the business, or the objects or purposes proposed to be transacted, promoted or carried on by the Corporation are:

         To export plastic bindings, covers, binders, indexes, binding equipment, laminating equipment, laminating film, printing presses, graphic art equipment, photo identification security systems, educational materials and shredding machines.

         4th. The total authorized capital stock of the Corporation shall be Two Thousand Five Hundred (2,500), all of which are classified as Common Stock with a par value of One Dollar ($1.00).

         5th. The members of the governing board of the Corporation shall be styled "directors" and the number of its first Board of Directors shall be five
(5); provided, however, that the Board of Directors may, at any meeting by resolution, increase the number of such directors or decrease their number in such manner as shall be provided by the By-Laws of this Corporation.

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The names and Addresses of the Directors are as follows:

        DIRECTORS                               POST OFFICE ADDRESS
        ---------                               -------------------
        JOHN E. PRESCHLACK                      One GBC Plaza
                                                Northbrook, Illinois 60062

        STEPHEN P. HAYES                        One GBC Plaza
                                                Northbrook, Illinois 60062

        FRANK J. LENAHAN                        One GBC Plaza
                                                Northbrook, Illinois 60062

        VICTOR L. LEWIS                         One GBC Plaza
                                                Northbrook, Illinois 60062

        STEVE RUBIN                             One GBC Plaza
                                                Northbrook, Illinois 60062

         6th. The capital stock and the holders thereof, after the amount of the subscription price has been paid in, shall not be subject to any assessment to pay the debts of the Corporation or for any other purpose.

         7th. The names and post office address of the incorporators signing these Articles of Incorporation are as follows:


         INCORPORATORS                     POST OFFICE ADDRESS
         -------------                     -------------------
         D. S. NUTER                       33 North LaSalle Street
                                           Chicago, Illinois 60602

         D. E. HOWARTH                     33 North LaSalle Street
                                           Chicago, Illinois 60602

         S. M. PREVOST                     33 North LaSalle Street
                                           Chicago, Illinois 60602

         8th.  The Corporation is to have perpetual existence.

         9th. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

         To make, alter, amend and rescind the By-Laws of the Corporation, to fix the amount to be reserved as working capital, to fix the times for the declaration and payment of dividends, and to authorize and cause to be executed mortgages and liens upon the real and personal property of the Corporation.





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         With the consent in writing or pursuant to the affirmative vote of the holders of at least a majority of the stock issued and outstanding, at a stockholders' meeting duly called for that purpose, to sell, assign, transfer or otherwise dispose of the property of the Corporation as an entirety.

         In order to promote the interest of the Corporation and to encourage the utilization of the Corporation's lands and other property, to sell, assign, transfer, lease and in any lawful manner dispose of such portions of said property as the Board of Directors shall deem advisable, and to use and apply the funds received in payment therefor to the surplus account for the benefit of the Corporation, or to the payment of dividends, or otherwise; provided that a majority of the whole Board concur therein, and further provided that the capital stock shall not be decreased except in accordance with the laws of Nevada.

         10th. The corporation reserves the right to amend, alter, or repeal any provisions contained in these Articles of Incorporation in the manner now or hereafter prescribed by statute, and all rights conferred on stockholders or directors herein are granted subject to this reservation.

         IN WITNESS WHEREOF, we have hereunto set our hands and seals this 24th day of March, 1980.

                                                    /s/ D. S. NUTER
                                                    ---------------
                                                    D. S. NUTER, Incorporator

                                                    /s/ D. E. HOWARTH
                                                    -----------------
                                                    D. E. HOWARTH, Incorporator

                                                    /s/ S. M. PREVOST
                                                    -----------------
                                                    S. M. PREVOST, Incorporator

STATE OF ILLINOIS    )
                     )   SS.
COUNTY OF COOK       )

         BE IT REMEMBERED, that on this 24th day of March, 1980, personally appeared before me, a notary public in and for the State of Illinois and County of Cook, D. S. NUTER, D. E. HOWARTH and S. M. PREVOST, described in and who executed the foregoing instrument, who acknowledged to me that they executed the same freely and voluntarily and for the uses and purposes therein mentioned.


                                              /s/ BERNADETTE M. FAHY
                                              ----------------------
                                              Bernadette M. Fahy, Notary Public



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                                  * * * * * *

                          PLAN AND AGREEMENT OF MERGER
                  dated as of the 31st day of December, 1981,
                 by and between Gebco International Corporation
                      (hereinafter referred to as "Gebco")
                           and GBC Export Sales Corp.
                   (hereinafter referred to as "GBC Export")

                              W I T N E S S E T H:

         WHEREAS, GBC Export and Gebco desire to merge into a single corporation in accordance with the provisions of the Nevada Revised Statutes and under the laws of the State of Delaware; and

         WHEREAS, GBC Export was incorporated under the laws of the State of Nevada by Articles of Incorporation filed with the Secretary of State on March 28, 1980; and has an authorized capital before this merger consisting of 2500 shares, One Class Common, each share with $1.00 par value.

         WHEREAS, Gebco was incorporated under the laws of the State of Delaware by Articles of Incorporation filed with the Secretary of State on March 23, 1973; and has an authorized capital stock consisting of 2500 shares, One Class Common, each share with a $1.00 par value.

         WHEREAS, the respective Boards of Directors have determined that it is desirable that Gebco be merged with and into GBC Export in accordance with the applicable statutes of the State of Nevada and the State of Delaware, all upon the terms and conditions hereinafter set forth;

         NOW, THEREFORE, the parties to this Agreement, in consideration of the mutual covenants, agreements and provisions hereinafter contained do hereby prescribe the terms and conditions of said merger and mode of carrying the same into effect as follows:






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                                   ARTICLE I

1.1      Merger

         Pursuant to the provisions of the Nevada Revised Statutes and the laws of the State of Delaware, GBC Export hereby merges into itself Gebco, and said Gebco shall be and hereby is merged into GBC Export, from and after the effective date of the merger, to wit December 31, 1981.


1.2      Certificate of Incorporation of Surviving Corporation

         The Articles of Incorporation of GBC Export, as herein amended and as in effect from and after the effective date of the merger, shall continue in full force and effect as the Articles of Incorporation of GBC Export.

1.3      By-Laws after Merger

         The By-laws of GBC Export as they shall exist on the effective date of the merger shall be and remain the By-laws of GBC Export until the same shall be altered or repealed as provided therein.

1.4      Directors and Officers after Merger

         The directors and officers of GBC Export shall continue in office until the next annual meeting of stockholders and until their successors shall have been elected and qualified.

                                   ARTICLE II

                                Terms of Merger

         The terms and conditions of the merger shall be as follows:

2.1      Effective Date of Merger

         This Agreement shall be adopted, approved, signed and acknowledged in accordance with the requirements of applicable law and, upon the filing of this Agreement and any required certificate pursuant to the Nevada Revised Statutes and the laws of the State of Delaware the merger shall become effective on the date when all such procedures have been completed, however, for purposes of accounting, the merger shall deem to be effective as of 11:59 P.M. Central Standard Time December 31, 1981, such time being deemed to be "the effective date of the merger" for purposes of this Agreement.



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2.2      Gebco to be Merged into GBC Export

         On the effective date of the merger, Gebco shall be merged into GBC Export, and the separate existence of Gebco shall cease. Upon the merger becoming effective, all and singular, the rights, capacity, privileges, powers, franchises and authority as well as of a public or of a private nature of each of Gebco and GBC Export, and all property, real, personal and mixed, and all debts, obligations and liabilities, due to each of such corporations on whatever account, as well as for subscriptions for shares as for all other things, belonging to each of them shall be vested in GBC Export; and all such property, rights, capacity, privileges, powers, franchises, authority and immunities and all and every other interest shall be thereafter as fully and effectively and property of GBC Export as they were of Gebco and GBC Export, respectively, and shall not revert or be in any way impaired by reason of the merger; provided, however, that all rights of the creditors of such corporations shall be preserved unimpaired and all debts, liabilities (including liability, if any, to dissenting shareholders) and duties of Gebco and GBC Export, respectively, shall thenceforth be attached to GBC Export and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by GBC Export. Gebco hereby agrees from time to time, as and when requested by GBC Export or by its successors or assigns to execute and deliver or cause to be executed and delivered all such deeds and instruments and to take or cause to be taken such further other action as GBC Export may deem necessary or desirable in order to vest in and confirm to GBC Export title to and possession of any property of Gebco acquired or to be acquired by reason of or as a result of the merger herein provided for and otherwise to carry out the intent and purposes hereof and the proper officers and directors of GBC Export are fully authorized in the name of Gebco or otherwise to take any and all such action.

2.3      Amendment of Article of Incorporation, Conversion of Shares

         The articles of incorporation of GBC Export are hereby amended as follows:

                 4th. The total authorized capital stock of the Corporation shall be five thousand (5000), all of which are classified as Common Stock with a par value of One Dollar ($1.00).





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         The manner of converting, on the effective date of the merger, the outstanding shares of the capital stock of Gebco into the shares or rights to acquire shares of GBC Export shall be as follows: Each issued share of Gebco shall, upon the effective date of the merger, represent one (1) share of GBC Export. The issued shares of GBC Export shall not be converted in any manner, but each said share which issued as of the effective date of the merger shall continue to represent one issued share of GBC Export.

         IN WITNESS WHEREOF, the parties to this Agreement, have caused these presents to be executed in the manner required by law, and the respective corporate seals to be hereunto affixed.

                                             /s/ JOHN E. PRESCHLACK
                                             ---------------------------
                                                 John E. Preschlack

                                             /s/ FRANK J. LENAHAN
                                             ---------------------------
                                                 Frank J. Lenahan

                                             /s/ STEVEN RUBIN
                                             ---------------------------
                                                 Steven Rubin

                                             A majority of the directors of GBC
                                             EXPORT SALES CORP., a Nevada
                                             corporation

                                             GEBCO INTERNATIONAL CORPORATION

                                             By: /s/ FRANK J. LENAHAN
                                                 --------------------
                                                     Frank J. Lenahan

Attest:

/s/ STEVEN RUBIN
----------------
Secretary

                                  * * * * * *

          CERTIFICATE [as filed with the Nevada Secretary of State]

         The undersigned, Steven Rubin, and Rudolph Grua, Secretary and President respectively of GBC Export Sales Corp. (the "Corporation"), a Nevada corporation do hereby certify that the following resolution was adopted by Board of Directors of the Corporation at a special meeting thereof held in accordance with the By-Laws of the Corporation and further that the sole





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shareholder of the Corporation, GBC International Inc., has agreed to and adopted said resolution at a special shareholder's meeting held on February 24, 1988 pursuant to the By-Laws of the Corporation to wit:

         RESOLVED, that it is in the best interest of the Corporation to amend the Articles of Incorporation for the purpose of changing the name of the Corporation.

         BE IT THEREFORE, that the First Article of the Articles of Incorporation of the Corporation be, and it hereby is, amended as follows:

         First:  the name of the Corporation is GBC INDIA HOLDINGS INC.

February 24, 1988                                       /s/ STEVEN RUBIN
                                                        ----------------
                                                        Steven Rubin, Secretary

                                                        /s/ RUDOLPH GRUA
                                                        ----------------
                                                        Rudolph Grua, President
State of Illinois
County of Cook

         Before me in person appeared Steven Rubin and Rudolph Grua who declared themselves to be the Secretary and President of GBC Export Sales Inc. respectively and who further declared that they have signed this certificate on behalf of GBC Export Sales Inc. in their capacities as Secretary and President.

                                                  /s/ MARK E. DAPIER
                                                  ------------------
                                                  Mark E. Dapier, Notary Public

                                                  My commission expires:
                                                  December 17, 1988





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